                                                               Exhibit 4.6


                           SHARE EXCHANGE AGREEMENT


       This Share Exchange Agreement ("Agreement") dated as of January 31, 1994, is entered into by and among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri (hereinafter individually "Shareholder" and collectively "Shareholders"), Touchstone, Inc., a Tennessee corporation ("Company") and Morrison Knudsen Corporation, a Delaware corporation ("MK" or "Buyer"). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

 SECTION L        STRUCTURE OF SHARE EXCHANGE

 1.1 Subject to the terms and conditions of this Agreement, Shareholders will transfer to Buyer and Buyer will receive from Shareholders 1,000 shares of the common stock of the Company representing all of the issued and outstanding shares of stock in the Company (the "Company Shares"). The consideration received by all Shareholders shall be the equivalent of $18,000,000 in shares of MK common stock, subject to the provisions of Section 3, Section 4 and Addendum I hereof, and each Shareholder shall receive shares of common stock of MK valued at a per share price of $25.00 per share as set forth and defined in SCHEDULE 1 attached hereto (the "MK Shares"). The common stock of MK is sometimes referred to hereafter as "MK Common." MK shall deliver to Shareholders stock certificates in accordance with SCHEDULE 1 representing the share consideration, less the amount to be held in escrow as provided in Section 3 hereof, in exchange for the delivery by Shareholders of stock certificates representing 100 percent of the issued shares of the Company (1,000 shares of common stock) and result in the Company as a 100 percent owned subsidiary of Buyer.

 1.2 In the event that MK undertakes any action or actions, or fails to do so, that would cause or result in the share exchange referenced in
       Section 1.1 to no longer be a tax free exchange to Shareholders, MK agrees to make an additional cash payment to Shareholders in the aggregate amount of $3,900,000. MK covenants and warrants to Shareholders that any affirmative action on its part that would cause the share exchange to be a taxable exchange to Shareholders will take place on or prior to the close of business on March 31, 1994, and thereafter, MK will take no action, or fail to take action, that would cause the share exchange to become or treated as a taxable exchange to Shareholders without the prior written consent of Shareholders. In the event MK shall elect to take any action to cause the share exchange to become a taxable exchange to Shareholders, Shareholders shall also agree to join with MK in making any such election pursuant to Section 338(h)(10) of the Internal Revenue Code (for so long as the request for such election is made on or prior to March 31, 1994) and agree that this transaction shall then be treated as an asset purchase for income tax purposes. MK further covenants and agrees that in the event the share exchange is treated as a taxable transaction, then, in such event, MK shall deliver to Shareholders the cash sum of $3,900,000, by wire transfer, on or prior to April 8, 1994 at 2:30 p.m. (Central Standard Time) to the trust account of counsel for Shareholders, as follows:


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


                   Spragins, Barnett, Cobb & Butler, Trust Account
                   Volunteer Bank, 301 East Main Street, Jackson, TN 38301 ABA #084300603
                   Account #3821528
                   (with instructions to notify Larry A. Butler upon receipt-
                    901-424-0461)

       Upon delivery of the above described funds, MK shall have no responsibility or liability for seeing to the disbursement of the funds to the Shareholders as that will be the sole responsibility and liability of Spragins, Barnett, Cobb & Butler, attorneys.

 1.3 All shares received from Shareholders by Buyer shall be free from any restrictions, liens, encumbrances, claims (including any "adverse claim" as such term is defined in the Uniform Commercial Code), options, calls, pledges, trusts and other commitments, agreements or arrangements. Each Shareholder shall pay any and all State and/or Federal Transfer Taxes and Governmental charges assessable against such Shareholder regarding the transfer of such Shareholder's shares to Buyer.

 1.4 MK Shares delivered to Shareholders will be in whole shares (rounded to the nearest whole share) in amounts most nearly proportionate to each Shareholders ownership of the Company shares as set forth in
       SCHEDULE 1. No cash payments in lieu of fractional shares will be delivered for partial shares.

 SECTION 2        CLOSING

 2.1 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of MK at One Morrison Knudsen Plaza Boise, Idaho, within five (5) business days following the satisfaction of the conditions precedent set forth in Sections 9 and 10 hereof, or at such other place, date and time as the parties hereto may agree in writing, but in no event later than February 28, 1994. Tentative execution of this Agreement is established as January 26, 1994, with closing to be effective at midnight (12:00 p.m.) on January 31, 1994 (the "Closing Date").

 2.2 For purposes of consummation of the transactions hereunder, the Net Worth (as hereinafter defined) of the Company as of the date of Closing, and as to be determined as of immediately prior to the Closing, shall be a minimum of $5,600,000. As used herein, the phrase "Net Worth" means the tangible net worth of the Company as reflected on its financial statements prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied, applicable to S corporations. The Company's unaudited financial statements for the period ending November 30, 1993 are attached hereto as SCHEDULE 2.2 (the "Interim Balance Sheet"). Further, except as disclosed in SCHEDULE 5.10 or as otherwise disclosed elsewhere in this Agreement, from the date of such Interim Balance Sheet until Closing, there will be no material adverse change in the financial condition, assets or liabilities of the Company (as reflected on the Interim Balance Sheet). As soon as practicable following Closing, the Company shall deliver and furnish to Buyer and Shareholders the financial statements of the Company in sufficient form to disclose the actual Net Worth of the Company as of the Closing Date, as outlined above (the "Final Balance Sheet"). In the event that the Net Worth of the Company as of the Closing Date is determined by the parties to be less than $5,600,000, but more than $5,200,000, or, failing such mutual determination, a final determination thereof is made pursuant to Section 11 hereof, then, in either such event, the deficiency in Net Worth shall be satisfied as a liquidated indemnity claim and paid or satisfied in accordance with the terms of the Escrow Agreement (as defined in Section 3 hereof). If the Net Worth is determined to be less than $5,200,000, the deficiency (being the amount below $5,200,000) shall be satisfied on the basis of $3.00 for each $1.00 of deficiency. It shall be satisfied from the Escrow Shares (defined herein), but to the extent such Escrow Shares are inadequate, it shall then be reimbursed immediately to Buyer by Shareholders.


 SECTION 3         ESCROW

 At closing, MK shall deliver to Key Trust Company of Idaho, Boise, Idaho ("Escrow Agent"), the equivalent of $1,800,000 in MK shares, valued as in
 Section 1 above and as stated on SCHEDULE 1 hereto (the "Escrow Shares"), to be held by Escrow Agent for a period of one year from the closing date pursuant to the terms of an escrow agreement in substantially the form of EXHIBIT A attached hereto (the "Escrow Agreement"). At the expiration of such period, the Escrow Agent shall deliver to Shareholders the Escrow Shares less any amounts paid or owed to the Company or MK pursuant to Sections 2, 5 and 11 hereof. Such shares are subject to the provisions of
 Section 4 and Addendum I hereof.


 SECTION 4         REGISTRATION AND RESALE OF SHARES OF MK COMMON

 4.1 Each Shareholder hereby represents that he or she is acquiring the MK Shares for his or her own account and not with a view to, or for the resale in connection with, any distribution of public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act"), except as contemplated by Section 4.3 of this Agreement. Each of Theodore E. Nelson, James L. Fri, Jr., Richard L. Jacobs and Ellida S. Fri represents that he/she is a sophisticated investor for the purposes of the 1933 Act and has such knowledge and expertise in financial and business matters that he/she is capable of evaluating the merits and risks of the MK Shares being delivered pursuant to
       Section 1.1. The Shareholders have been provided with copies of MK's 1992 Annual Report, Form 10-K and Proxy Statement, and MK's Quarterly Reports to Shareholders and Form 10-Q's for the quarters ending March 31, 1993, June 30, 1993, and September 30, 1993 (collectively, the "SEC Documents"), and access to MK's executive officers has been provided to the Shareholders. The Shareholders understand that the MK Shares have not been registered under the 1933 Act by reason of their contemplated issuance by MK in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and that the reliance of MK upon this exemption is predicated in part upon this representation and warranty by the Shareholders.

 4.2 The Shareholders shall not sell or otherwise transfer any of the MK Shares until (a) such shares shall have been registered under the 1933 Act, or (b) MK shall have received an

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

       opinion of legal counsel or a copy of a letter from the staff of the Division of Corporation Finance of the Securities and Exchange Commission, in either case satisfactory to MK, that such shares may be legally sold or otherwise transferred without such registration. Such restrictions shall be noted on the certificates for MK Shares, and appropriate stop transfer orders may be issued by MK with respect to such shares.

 4.3 As soon as practicable following the Closing, MK shall take such steps as shall be necessary to cause the MK Shares to be registered to the extent necessary to permit their public sale or other disposition following the Closing. The parties acknowledge that MK intends to accomplish such registration by (i) filing a Form S-3 Registration Statement with the Securities and Exchange Commission, and MK using its best efforts to cause such registration to be effective on or before March 15, 1994, and (ii) filing a Form 8-K reporting the closing of the transactions contemplated by this Agreement and the issuance of shares of MK pursuant hereto as soon as practicable after the Closing. Notwithstanding the compliance with the securities laws as described in this section, the Shareholders agree not to sell any of the MK Shares until MK has publicly reported consolidated earnings of the Company and MK for a period of at least 30 days after Closing. Assuming effectiveness of the Form S-3 Registration Statement, Shareholders should be able to sell their MK Shares after such publication which is anticipated to be made approximately on or about April 15, 1994. MK or Buyer shall notify the Shareholders upon the later of (1) the effectiveness of the S-3 Registration Statement, (2) the filing of the 8-K or (3) MK's public reporting of consolidated earnings of the Company and MK for a period of at least 30 days after Closing.


 SECTION 5        GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

 Shareholders, jointly and severally, represent and warrant as follows:

 5.1. The Company is an organization duly organized, validly existing and in good standing under the laws of Tennessee. The Company has the corporate power and authority to carry on its business as presently conducted.

 5.2 (a) The authorized capital stock of the Company consists of 1,000 shares of common stock (no par value), of which 1,000 shares are issued and outstanding, fully-paid and nonassessable at and immediately prior to the Closing, and no shares of preferred stock will be issued and outstanding prior to Closing.

     (b) Shareholders, in accordance with SCHEDULE 1, own all the presently outstanding shares of the Company's capital stock , free and clear of all liens, claims, options, charges or encumbrances of whatsoever nature.

     (c) There are no outstanding options, warrants, or other agreements of any nature whatsoever relating to the issuance of any shares of capital stock of the Company.

 5.3 The copies of the Certificate of Incorporation, and all amendments thereto, of the Company, certified by the appropriate authorities of the jurisdiction of incorporation, and of the By-Laws, as amended to date, of the Company, certified by its Secretary, which have heretofore been delivered to Buyer, are complete and correct .

 5.4 The Company is duly licensed or qualified to do business as a foreign corporation in each of the jurisdictions set forth on SCHEDULE 5.4 hereto, which are the only jurisdictions wherein the character of the properties owned or the nature of the business transacted by it makes such licensing or qualification necessary.

 5.5 At the Closing, Shareholders will deliver to Buyer certificates good standing with respect to the Company, certified (as of the latest practicable date prior to the Closing) by the appropriate authorities of Tennessee and of each jurisdiction in which it is qualified to do business as a foreign corporation.

 5.6 Except as disclosed on SCHEDULE 5.6 hereof, Shareholders have no direct or indirect interest in any corporation or business with which the Company competes and do not conduct any business similar to any business conducted by the Company or Buyer, except for the possible ownership of not more than one percent (1%) of the outstanding equity securities of any corporation whose shares are regularly traded on any stock exchange or in the over-the-counter market. Except as disclosed on SCHEDULE 5.6 hereof, Shareholders have no direct or indirect interest in any corporation or business which supplies materials or parts to the Company, except for the possible ownership of not more than one percent (1%) of the outstanding equity securities of any corporation whose shares are regularly traded on any stock exchange or over-the-counter market.

 5.7 Except as disclosed on SCHEDULE 5.43 hereof, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate any provisions of any material agreement or violate or conflict with any other restrictions of any kind or character to which the Company or any shareholder is a party or by which either of them is bound. Shareholders have the unqualified right to sell, assign and deliver the Company shares to Buyer, and the unqualified right upon consummation of the transactions contemplated by this Agreement, to pass to Buyer good and valid title to such shares, free and clear of all liens, claims, options, charges or encumbrances of whatsoever nature.

 5.8   (a)   Company has delivered to Buyer audited financial statements
             (containing balance sheets and related statements of income, shareholders' equity and cash flows, and accompanying notes) for fiscal years-ended June 30, 1989 through 1993. Such financial statements fairly present the financial position of the Company and the results of their operations and their cash flows for the years then ended in conformity with GAAP and include no material misstatements or omissions.

       (b) Company has delivered to Buyer an unaudited balance sheet and statement of income of the Company as of and for the five (5) months ended November 30, 1993. Such financial statements fairly present the financial condition and assets and liabilities of the Company as of November 30, 1993, and the results of its operations for the period then ended, in accordance with GAAP applicable to S corporations, applied on a consistent basis, and include no material misstatements or omissions. The November 30, 1993 balance sheet is referred to herein as the "Interim Balance Sheet."

       (c) The Company's Final Balance Sheet will consist of a Net Worth of not less than $5,600,000 and all accounts receivable therein will be collectable except for the loss reserve amounts for receivables as depicted on the Interim Balance Sheet.

       (d) Company shall deliver to Buyer updated balance sheets, statements of income and cash flows and summary of accounts receivable of the Company within twenty days of the close of each month until Closing, including the December 31 financial statement.

       (e) The Company has delivered to Buyer Proforma Income Statement Forecast for fiscal year 1994 and revenue projections for 1995, 1996, 1997, 1998 and 1999 (SCHEDULE 5.8(E)). These projections are reasonable and mathematically accurate, and to the best knowledge of the Shareholders and the Company, the assumptions underlying such projections provide a reasonable basis for such projections. To the best knowledge of the Shareholders and the Company, the factual data used to prepare the Projected Financial Statements are true and correct in all material respects and do not fail to represent known events existing which may have a material adverse effect on the Company's expected financial performance. The Projected Financial Statements do not represent a guarantee of the future performance of the Company.

       (f) SCHEDULE 5.8(F) sets forth true and accurate calculations of earnings before taxes and reconciliation of reported and adjusted amounts for unusual, non-recurring or stockholder expenses for the fiscal years 1991 through 1993 and for the interim period of five months ended November 30, 1993.

 5.9 Except as and to the extent reflected or reserved against in the Final Balance Sheet or in any of the schedules attached hereto, and except for purchase or sales contracts or, commitments in the ordinary course of business and not required to be disclosed in any schedule hereto by reason of specific exclusions in this Agreement, the Company as of the date of such Final Balance Sheet had no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes in respect of or measured by the income of the Company, and liabilities for taxes arising out of any transaction of the Company entered into prior to such date or out of any state of facts existing prior thereto).

 5.10 Except as disclosed in SCHEDULE 5.10 or disclosed in this Agreement or any other schedule hereto, from the date of the Interim Balance Sheet, the Company has not:

       (a) Suffered any material adverse change in its financial conditions, assets, liabilities or business;

        (b) Incurred any obligation or liability (whether absolute, accrued or contingent) other than in the ordinary course of its business and consistent with past practice;

       (c) Paid any claim or discharged or satisfied any lien encumbrance or obligation, or paid or satisfied any lien or liability (whether absolute, accrued or contingent), other than liabilities shown or reflected in the Balance Sheet or incurred subsequent to the date of the Balance Sheet in the ordinary course of business and consistent with past practice;

       (d) Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged or subjected to any liens or encumbrances;

       (e) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs and write-downs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended June 30, 1993;

       (f) Canceled any other debts or claims or waived any rights of substantial value or sold or transferred any of its assets except in the ordinary course of business and consistent with past practice;

       (g) Granted any general uniform increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any substantial increase in any such compensation payable or to become payable by it to any officer or employee;

       (h) Made any capital expenditures or commitments in excess of an aggregate of $10,000.00 for the Company for additions to property, plant or equipment;

       (i) Except in the ordinary course of business, declared, paid or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

       (j) Made any material change in any method of accounting or accounting practice;

       (k) Paid any amounts to or in respect of, or sold or transferred any assets, including any assets to, any company, a substantial portion of the capital stock of which is owned by the Company;

       (l)   Experienced any material labor difficulty;


       (m) Paid, accrued or incurred any management fees to any related party or affiliated company or made any other payment or incurred any other liability to a related party;

        (n) Incurred any property damage, whether or not covered by insurance; and

        (o) Paid or incurred obligations for bonus or incentive compensation to employees or consultants of the Company.

 5.11 The Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by foreign, federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, assets, and customs duties). All taxes determined or claimed to be due have been paid; and reserves for taxes contained in the Final Balance Sheet and carried on the books of the Company as of the Closing Date are adequate to cover its tax liabilities; and, except as may be noted on the Final Balance Sheet and on SCHEDULE 5.11, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Company.

 5.12 The Company has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, including, without limitation, the properties and assets reflected in the Interim Balance Sheet. SCHEDULE 5.12 hereof contains a summary listing of all owned real property and equipment including that reflected in such Interim Balance Sheet, which together with the leased property identified in
       SECTION 5.14 hereof, comprise all the tangible assets used by the Company which are necessary to its operation. Except as disclosed in
       SCHEDULE 5.12, such properties and assets (as well as any other properties and assets used in the businesses of the Company) are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge of whatsoever nature. Liens for current taxes not yet due, and minor imperfections of title and encumbrances, if any, which are not in the aggregate substantial in amount, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and have arisen only in the ordinary course of business and are consistent with past practice.

       (a) Except as disclosed on SCHEDULE 5.12.(A), all equipment and property on the premises utilized by Company is owned or leased by the Company and the Company has a legal right to possess and use all property set forth on SCHEDULE 5.12(A) in the Company's operations.

 5.13 SCHEDULE 5.12 describes all plant and all tangible assets, including assets having a value of $5,000 or more. The plant, structures and all items of equipment material to the operations of the Company, including the Touchstone Lodge Property (defined in Section 13.2 herein), as of the Closing Date, are structurally sound (with no known defects material to the suitability thereof to present operations) and in good operating condition and repair, ordinary wear and tear excepted, and are in compliance with all applicable safety laws and regulations, zoning laws and building codes.

 5.14 SCHEDULE 5.14 annexed hereto identifies all leases, and the duration thereof, pursuant to which the Company leases or intends to lease real or personal property, and sets forth the major terms and conditions of such leases, including terms and lease payments. All such leases are valid and in full force and effect.

 5.15 Except as set forth on the SCHEDULE 5.15, entitled "Intellectual Property", attached hereto, the Company does not own, use, has not applied for, nor licenses any patents, patent applications, trademarks, service marks, trade names or copyrights (nor any applications for or extensions or reissuance of, any of the foregoing). True, correct and complete copies of the items identified on such Schedule have been delivered to Buyer. Except as disclosed on
       SCHEDULE 5.15, the Company solely owns or has the exclusive right to use, free and clear of any payment, restriction or encumbrance, all patents, trademarks, service marks, trade names and copyrights (or any applications for or extensions or reissuance of, any of the foregoing) set forth on such Schedule. Except as disclosed on SCHEDULES 5.15 AND 5.16, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the best of the Shareholders' knowledge, threatened, which challenge (i) the rights of the Company in respect of any patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuance of, any of the foregoing) which are or have been used in the conduct of, or which relate to, its respective business or which are owned by it, or
       (ii) the rights of the Company in respect of any processes, formulas, confidential information, trade secrets, know-how, engineering data, technology or other intellectual property which are or have been used in the conduct of, or which relate to, the Company's business or which are owned by the Company (collectively "Intellectual Property"). Except as disclosed on SCHEDULE 5.15, no Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or any contract, agreement, commitment or undertaking with any person, or, to the best of the Shareholders' knowledge, infringes upon, or is being infringed by others or is used by others (whether or not such use constitutes infringement). To the best of the Shareholders' knowledge, the Company's business does not involve employment of any person in a manner which violates any non-competition or non-disclosure agreement which such person entered into in connection with any former employment. All Intellectual Property owned or held, directly or indirectly, by any officer, director, shareholder, or employee of the Company has been, or prior to the Closing Date will have been, duly and effectively transferred to the Company. All Intellectual Property and assets used by the Company or being developed with Company funds are in Company possession. Also, set forth on SCHEDULES 5.15 OR 5.16, is a description of all litigation, actions, suits, investigations, claims and proceedings, asserted, brought or threatened against the Company within the ten years preceding the date hereof, together with a description of the outcome thereof, relating to any Intellectual Property. The Company has possession of and title to all engineering drawings, dies, molds and other tooling or equipment necessary and appropriate to manufacture and produce the Company's products and the Company has good and marketable title to all such tooling, engineering drawings, dies, molds and other similar property, free and clear of any and all liens except as disclosed in this Agreement or any schedule affixed hereto.

 5.16 Except as set forth on SCHEDULE 5.16 annexed hereto, there are no actions, proceedings, or investigations pending or, to Shareholders' knowledge, threatened against the Company, nor is there any basis for any such action, proceeding, or investigation that may materially adversely affect the business or assets of the Company. Shareholders have no knowledge of any event or condition of any kind or character pertaining to the business or assets of the Company that may materially adversely affect any such business or assets, except for the impact of future general economic conditions.

 5.17  (a)   SCHEDULE 5.17 sets forth a complete and accurate list of all policies of fire, liability, and other forms of insurance. The policies described in SCHEDULE 5.17 annexed hereto are in effect with respect to the Company and are valid, outstanding and enforceable policies. The amount of coverage for each policy has been at least equal to the amount required by contracts entered into by the Company; and they provide adequate insurance coverage for the assets and operations of the Company; and such policies or comparable policies will by their terms (absence cancellation after the Closing) remain in full force and effect for at least 30 days after the Closing. Neither Shareholders nor the Company have been notified of any proposed non-ordinary increase in the premiums relating to such policies nor of any facts or events which could give rise to an increase, and know of no reason why the premiums might incur any extraordinary increase as a result of this transaction. Except as disclosed on
             SCHEDULE 5.17(A), neither the Company nor any of the Shareholders have any knowledge of any facts or events which may form the basis for a claim against the above policies or forms of insurance.

       (b) The reserves for workers compensation liability as disclosed in the Interim Balance Sheet, together with insurance benefits under the policies described in SCHEDULE 5.17(A), are adequate to pay or settle all workers compensation claims for injuries and illness that occurred prior to the Interim Balance Sheet date, including attorneys' fees and related and incidental expenses related thereto.

 5.18 SCHEDULE 5.18 annexed hereto sets forth the names and locations of all banks in which the Company has accounts and the names of all persons authorized to draw thereon.

 5.19 Except as set forth in SCHEDULE 5.19 annexed hereto or in this Agreement and the schedules hereto:

       (a) The Company has no contracts or commitments which are material to the business, operations or financial condition of the Company other than those described in this Agreement or any of the schedules annexed hereto or pursuant hereto by reason of a specific exclusion contained herein;

       (b) There are no purchase commitments by the Company in excess of the normal, ordinary and usual requirements of the business of the Company or at any excessive price;

       (c) There are no outstanding contracts or commitments which in the aggregate will result in any material loss to the Company upon completion of performance thereof, after allowance for direct distribution expenses. Neither the Company nor Shareholders have any reason to believe that there are any outstanding contracts, bid or sales or service proposals quoting prices which in the aggregate will not result in a normal profit to the Company. SCHEDULE 5.19(C) identifies all outstanding bids and proposals.

       (d) SCHEDULE 5.19(D) sets forth a true and correct aged listing by customer of the accounts receivable as of the Interim Balance Sheet date, and all accounts receivable as set forth on the Interim Balance Sheet are current and collectible net of any reserves set forth on the Interim Balance Sheet. Except as shown on SCHEDULE 5.19(D), there is no claim or right of off-set to any such accounts receivables;

       (e) There are no product liability claims of which the Company or Shareholders have received notice, and neither knows or have any reason to believe that any such claims are threatened;

       (f) The Company has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium;

       (g) The Company has given no irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever;

       (h) The Company has no employment agreements or policies, or any other agreements or policies that contain any severance or termination pay liabilities or obligations;

       (i) Neither the Company nor Shareholders have received any notice that the Company is in default under any contracts made or obligations owed by it, and neither knows or has any reason to believe that there is any basis for any valid claim of default;

       (j) The Company is not restricted by agreement from carrying on its business anywhere in the world;

       (k) Schedule 5.19(k) hereof identifies the compensation of the ten highest paid employees of the Company for the 1992 and 1993 fiscal years;

       (l) Neither the Company nor Shareholders has received any notice of any claim that the Company is under any liability or obligation with respect to the return of any products.

 5.20 The aggregate fair market value of the inventory of the Company is not less than the aggregate book value of the inventory as reflected in the Interim Balance Sheet, and on the books of the Company. SCHEDULE
       5.20 hereof contains a complete listing of inventory by class and stage of completion as of the date stated thereon. Such inventory consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials or below standard quality, all of which have been written down in such Interim Balance Sheet and on such books to realizable market value, or for which adequate reserves have been provided in such Interim Balance Sheet and on such books.

 5.21 All contracts or legally binding commitments for the purchase of raw materials and supplies by the Company were made in the ordinary or normal course of business, and all present commitments in excess of $10,000 are as shown on SCHEDULE 5.21.

 5.22 The Company has not experienced any material labor difficulties within the five years preceding the date hereof.

 5.23 The Company is not a party to or is bound by any labor or collective bargaining agreement.

 5.24 Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of any rule, regulation, order judgment or decree of any court or of any local government.

 5.25 Except for the full time employment of Theodore E. Nelson, and the part time consultant work of Richard L. Jacobs and James L. Fri, Jr., Shareholders provide no material services to Company.

 5.26 Company has no contracts to provide goods and/or services to Shareholders, or any business in which Shareholders own more than 1% of the stock.

 5.27 Neither the Company, nor any of its Shareholders, has incurred on behalf of Company any liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions related to this transaction.

 5.28 Neither the Company nor any Shareholders, nor any officer or director of Company, its employees, agents or representatives has made any illegal contributions, payments, falsely recorded payments, bribes, or illegal payments from corporate funds to obtain or retain business nor has any Shareholder of the Company been convicted of bribes, defalcation or embezzlement or other illegal use of Company funds or resources.

 5.29 The amount of any and all product warranty claims relating to sales occurring on or prior to Closing Date, shall not exceed the amount of the product warranty reserve included on the Final Balance Sheet of the Company, which reserve was prepared in conformity with GAAP, consistently applied. SCHEDULE 5.29 contains a complete and accurate list of all warranties, oral or written, made by the Company or its Shareholders with respect to the Company's products.

 5.30 Except as disclosed in SCHEDULE 5.30, no executive officer or director of the Company or any "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such executive officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, including patents, used in or pertaining to the business of the Company.

 5.31 Except as disclosed in SCHEDULE 5.31, the Company has not guaranteed the debt or any other obligation of any third party, or any Shareholder debt.

 5.32 SCHEDULE 5.32 entitled "Indebtedness" describes all indebtedness (excluding accounts payable) of the Company as of November 30, 1993 (including description of the amount, term, payment obligations, interest rate and payee) and none of the agreements relating thereto allow modification of such terms as a result of the Closing.

 5.33 Except as set forth on SCHEDULE 5.33, the Company has no foreign representatives or agents.

 5.34 Set forth on SCHEDULE 5.34 entitled "Customers" is a complete and accurate list of the Company's annual sales to each customer from 1990 through November 1993 and the Shareholders know of no reason why any customer of the Company will cease or reduce its business with the Company after the Closing, except as disclosed on SCHEDULE 5.34.

 5.35 Set forth on SCHEDULE 5.35 hereto entitled "Backlog" is a complete and accurate description of all backlog orders as of December 15, 1993, including the customer identification, value of order and expected delivery date.

 5.36 Except as disclosed on SCHEDULE 5.36 entitled "Litigation," there is no pending or threatened litigation, action, suit, proceeding or investigation against or involving the Company and, to the best knowledge of Company and Shareholders there is no basis for any litigation, action, suit, proceeding or investigation.

 5.37 The Company is and has been in material compliance with all laws, ordinances, regulations, orders, licenses, franchises and permits applicable to it, its properties and assets, and to the operation of its business, including, but not limited to such laws and regulations relating to protection of the public health or environment, waste disposal, hazardous substances or wastes and occupational health and safety and neither the Company nor any Officer or Shareholder has made any illegal payments, illegal political contributions or non recorded payments to secure or retain any of the business of the Company.

 5.38 Neither this Agreement, nor any Schedule or other document furnished by or on behalf of Shareholders or the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstance known to any of the Shareholders which is likely to materially adversely affect the condition (financial or other), properties, assets, liabilities, business, operations or prospects of the Company which have not been set forth in this Agreement or the Schedules hereto.

 5.39 The Company has no terminated pension benefit plans as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended.

 5.40 The Shareholders agree to take no action that would preclude treatment of this transaction as a pooling of interest by MK. The Shareholders agree or confirm that:

        (a) The Company has not changed the equity interest of the Company's voting common stock in contemplation of effecting the combination either within two years before the plan of combination was initiated or between the dates the combination was initiated and consummated. Changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges and retirements of securities.

       (b) The ratio of the interest of an individual common stockholder to those of other common stockholders in the Company is not changed as a result of the exchange of stock to effect the combination.

       (c) The sale of significant assets of Company prior to consummation of a business combination is a pooling of interests violation.

       (d) The Shareholders must hold the MK Stock they receive for a minimum period of thirty days of combined operations. The results of combined operations must be published in a post-effective amendment to a registration statement, a Form 10-Q or 8K, a quarterly report, or any other public statement that includes sales or net income for at least the minimum period.

 5.41 Except as disclosed in SCHEDULE 5.41, there has been no change in stock ownership of the Company since inception.

 5.42 Shareholders will provide MK with a calculation of their tax basis in the stock of the Company sufficient to meet the needs of income tax reporting requirements of the Internal Revenue Service. Such stock basis calculation shall be delivered to MK within 60 days of the Closing Date.

 5.43 SCHEDULE 5.43 attached hereto sets forth a list of consents, novations, approvals, authorizations, waivers and all other requirements which must be obtained or satisfied by any of the Shareholders or the Company for the consummation of the transactions contemplated by this Agreement, including, without limitation, all consents, approvals, authorizations, waivers or other requirements which must be obtained or satisfied for the assignment of the Company Shares (collectively, "Consent"). All Consents prescribed by any law, rule or regulation or any contract, agreement, commitment or undertaking, and which must be obtained or satisfied by any of the Shareholders or the Company for the consummation of the transactions contemplated by this Agreement, or for the continued performance by them of their rights and obligations thereunder, have been, or shall by the Closing have been made, obtained and satisfied and shall be attached hereto as part of SCHEDULE 5.43.

 SECTION 6        EMPLOYEE BENEFIT REPRESENTATIONS AND WARRANTIES

 6.1 Shareholders represent and warrant that the following is a complete and accurate list of all the employee welfare and pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employment practices, and policies which are either embodied in written documents available to employees or are material to the operation of the Company's business and which are applicable to the Company's employees who are presently engaged in the business:

       (a)   Pension Benefit Plans:

             (i)   Touchstone, Inc. Profit Sharing Plan
             (ii)  Touchstone, Inc. 401"k" Profit Sharing Plan

       (b)   Welfare Benefit Plans:

             Employee disability provisions, vacation pay benefits, life and health insurance benefits, and other employee welfare or fringe benefits as described in that certain TOUCHSTONE, INC. HUMAN RESOURCE MANUAL dated November 1, 1990, a copy of which has been previously furnished to MK.

 6.2 With respect to the Pension Benefit Plans, Shareholders jointly and severally represent and warrant:

       (a) That the Company is in material compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code") and applicable the plans;

       (b) That the plans and their related trusts, if any, are qualified under Code 401(a) and Code section501(a) and have been determined by the IRS to qualify, and nothing has since occurred from the time of the last favorable determination to cause the loss of the plans' qualification;

       (c) That all required reports and descriptions of the plans (including IRS For 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and distributed;

       (d) That any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the plans have been appropriately given;

       (e) That all required contributions for all periods ending prior to closing (including periods from the first day of the current plan year to closing) will be made prior to the Closing Date by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report;

       (f) That all insurance premiums (including premiums to the Pension Benefit Guaranty Corporation (hereinafter referred to as the "PBGC") have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the plans for policy years or other applicable policy periods ending on or before closing;

       (g) That as of the Closing Date, the actuarial present value of accumulated plan benefits under each plan does not exceed the net assets available for benefits;

       (h) That no accumulated funding deficiency within the meaning of ERISA section 302 or Codesection412 has been incurred, whether or not waived;

       (i)   That with respect to all plans:

             (i) neither the Company nor any of the Shareholders has engaged in prohibited transactions (as defined in ERISA section406 or Code section4975),

             (ii) no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of the plans (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, or to the best knowledge of Shareholders, threatened or imminent against or with respect to the plan, Company or any fiduciary (as defined in ERISA section3[21]) of the plans (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under the plans), and

             (iii) neither the Company nor, to the best knowledge of Shareholders, any fiduciary with respect to the plans has any knowledge of any facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim;

       (j) That neither the Company nor any of its directors, officers, employees or, to the best knowledge of Shareholders, any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the plans;

       (k) That none of the plans has been completely or partially terminated;

       (l) That none of the plans has been the subject of a reportable event (as defined in ERISA section4043) as to which a notice would be required to be filed with the PBGC;

       (m) That the PBGC has not instituted or threatened a proceeding to terminate the plans pursuant to Subtitle 1 of Title IV of ERISA;

       (n) That there is no pending or threatened legal action, proceeding or investigation against or involving the plans, and Shareholders have no information to indicate that there is any threatened legal action, proceeding or investigation or basis for any legal action, proceeding or investigation;

       (o) That the actuarial reports relating to the plans which have heretofore been delivered to MK are accurate and complete copies of the most recent actuarial reports received by the Company from the actuaries.

 6.3 With respect to the Company's Welfare Benefit Plans, Shareholders jointly and severally represent and warrant:

       (a) That the Welfare Benefit Plans have been operated and maintained incompliance in all material respects with the provisions of ERISA, the Code, and the rules and regulations promulgated thereunder.

       (b) There are no pending or threatened claims, actions or suits against any of the Welfare Benefit Plans, the Company or, to the best knowledge of Shareholders, any fiduciaries of such plans other than benefit claims in the ordinary course of business.

       (c) That the Company has not incurred, does not expect to incur, and has no knowledge of any facts pursuant to which the Company might incur any excise tax imposed by Section 4980B of the Code.


 SECTION 7         ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS

 7.1 For purposes of this Section 7, the term "Hazardous Material" means any substance:

       (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

       (b) which is or has been identified as a potential "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, applicable state or local statute, regulation, rules or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C.
             section 6901 et seq.); or

       (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and has been identified as regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Tennessee or any political subdivision thereof.

 7.2 For purposes of this Section 7, the term "Environmental Requirements" means all presently existing applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all presently existing applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

        (a) All requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials; and

       (b) All requirements pertaining to the protection of the health and safety or employees or the public.

 7.3 For purposes of this Section 7, the term "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expense of investigation and good faith defense of any claim, and of any good faith settlement or judgment, of whatever kind or nature, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence due to Company's use or activities on the Property prior to Closing of Hazardous Material upon, or , beneath the Property or migrating or threatening to migrate from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property due to Company's use or activities on the Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including without limitation:

       (a) Damages for personal injury, or injury to property or natural resources occurring upon or off the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties, but not including diminution of value;

       (b) Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder, but not including diminution of value;

       (c) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (b) of this Section 7.3; and

 Provided, however, in each such event, that Buyer shall maintain in the ordinary course of business, at Buyer's cost and expense, an on-going environmental monitoring, compliance and remediation program at least equal to the financial levels heretofore conducted by Company and providing further that Shareholders shall not be responsible herein for defense costs and attorney fees in any action which is successfully defended by Company.

 7.4 "Property" shall mean all real property owned or leased by the Company in conjunction with its day to day business activities and the Lodge Property (defined in Section 13.2 herein).

 7.5 Shareholders represent and warrant, to the best of their actual knowledge, that, except as set forth in the report of AccuLab Environmental Services, Inc., a copy of which is attached hereto as
       SCHEDULE 7.5, that neither the Company nor any other previous owner, tenant, occupant or user of the Property nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, resulting in the emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Property, nor have any Hazardous Materials migrated from the Property upon or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties upon, about or beneath the Property.

       Except as set forth in the report of AccuLab Environmental Services, Inc., a copy of which is attached hereto as SCHEDULE 7.5:

       (a) There is not constructed, placed, deposited, stored, disposed of nor located on the Property any asbestos in any form which has become friable.

       (b) No underground improvements, including but not limited to treatment or storage tanks, sumps, or water, gas or oil wells are or have ever been located on the Property.

       (c) There is not constructed, placed, deposited, stored, disposed of nor located on the Property any polychlorinated biphenyls (PCBs) nor transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs.

       (d) The Company and its existing uses and activities materially comply and have at all times materially complied with all applicable Environmental Requirements.

       (e) Neither Company nor Shareholders has received notice or other communication concerning any alleged material violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged material liability for Environmental Damages in connection with the Property, and there exists no writ, injunction, decree, order or judgement outstanding, nor is there any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or to their knowledge threatened, relating to the ownership, use, maintenance or operation of the Property by any person, or from alleged material violation of Environmental Requirements, or from the suspected presence of material quantities of Hazardous Material thereon.

       (f) The Company has all permits and licenses required to be issued to it by any governmental authority on account of any or all of their present activities on the Property, and is in full compliance with the terms and conditions of such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exists, and such permits and licenses are in full force and effect.

 7.6   (a)   Shareholders jointly, and severally agree to indemnify, defend, reimburse and hold harmless:

             (i)   MK,

             (ii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licenses, affiliates, lessees, mortgages, trustees, heirs, devisees, successors, assigns and invitees of Buyer, from and against any and all Environmental Damages arising from the presence, as a result of the actions or omissions of the Company, of Hazardous Materials upon, about or beneath the Property or migrating from the Property, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Property and the Company's activities thereon, either of which conditions exist at Closing as a result of the actions or omissions of the Company, or the breach of any warranty or covenant or the inaccuracy of any representation of Company or Shareholder contained in this Agreement.

       (b) This obligation shall include, but not be limited to, the burden and reasonable expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgements, penalties or other sums due against such indemnified persons. MK, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Shareholders.

       (c) The obligations of Shareholders under this paragraph shall not be affected by any investigation by or on behalf of Buyer or by any information which Buyer may have or obtain with respect thereto, except as to any actual knowledge possessed by Buyer as result of Buyer's inspection.

       (d) The obligations, if any, of Shareholders under this Section 7 shall be satisfied during the 12 months following Closing by use of Escrow Shares or by cash payments from Shareholders, at the sole option of Shareholders; provided that such cash payments shall be made prior to termination of the escrow. If such obligations exceed the value of the escrowed shares, or if the obligations arise more than 12 months after Closing, Shareholders shall have up to one year after the date the amount of such obligation becomes certain to make such cash payments.

       (e)   Shareholders' obligations of indemnity pursuant to this Section
             7.6 shall only apply to the extent that Environmental Damages exceed $100,000 in the aggregate and are asserted within five
             (5) years from the date of this Agreement.

 SECTION 8        REPRESENTATIONS, WARRANTIES AND COVENANTS OF  MK

 MK represents, warrants and covenants as follows:

 8.1 MK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MK has the corporate power and authority to carry on its business as presently conducted.

 8.2 The execution, delivery and performance of this Agreement by MK has been duly authorized by its Board of Directors, and will not result in any breach of or violate or constitute a default under the Articles of Incorporation or Bylaws of MK or any indenture, mortgage or other agreement or instrument to which it is a party.

 8.3 Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of any rule, regulation, order, judgment or decree of any court or of any government agency, or require the consent, approval or authorization of any person, business entity, court or governmental agency.

 8.4 MK represents that the MK Shares will be registered with the Securities and Exchange Commission by filing a Form S-3 Registration Statement and that MK will make its best efforts to complete filing thereof on or before , March 15, 1994, but in any event same will be completed prior to April 1, 1994.

 8.5 All information and financial data as set forth in the 1992 Annual Report, and the SEC documents are fairly presented and, since October 1, 1993, there has been no material adverse change in the financial conditions, assets, liabilities or business prospects of MK, except those changes which have been publicly disclosed as required under the Securities Exchange Act of 1934 and Rule 15d-11 promulgated thereunder.

 8.6 Except as disclosed on SCHEDULE 8.6 hereto, MK has not asserted any indemnity claims in connection with the three most recent acquisitions of companies or businesses.

 8.7 Following the Closing, MK shall hold harmless and indemnify the Shareholders from and against any claims, suits, actions or liabilities in connection with the personal guaranties by the individual shareholders of the Company's promissory note and line of credit indebtedness and related obligations to Nations Bank and under the Touchstone Revenue Bonds dated December 27, 1982.

 8.8 The registration of the MK Shares with the Securities and Exchange Commission ("SEC") pursuant to 8.7 above, shall be at the sole cost and expense of MK.

 8.9 MK is qualified to use, in connection with the registration of the MK Shares, Form S-3 (as identified in Section 8.4 hereof) and it has made all necessary SEC filings and currently is qualified under the requirements of Form S-3.

 SECTION 9        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MK

 The obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

 9.1 The representations and warranties of Company and Shareholders set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of such date.

 9.2 There shall have been delivered to Buyer an opinion, dated as of the Closing Date, of Spragins, Barnett, Cobb & Butler, Counsel for the Shareholders, satisfactory in form and substance to, Buyer to the effect that: (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Tennessee, with full corporate power and authority to carry on their businesses as now being conducted; (ii) the Company is duly qualified to do business and in good standing in each jurisdiction where ownership of its properties or the conduct of its business required such qualifications; (iii) this Agreement constitutes the legal, valid and binding obligation of Shareholders in accordance with its terms; (iv) all assignments and other documents necessary to effect the transfer and assignment of the Company Shares to Buyer as contemplated herein have been duly executed and delivered and are adequate to transfer and assign such shares to Buyer; (v) such Counsel is not aware of any litigation, proceeding or controversy pending or threatened against the Company, except as disclosed in this Agreement; and (vi) neither the execution nor the performance of this Agreement will violate any applicable law of any jurisdiction, or any order, judgment or decree of any court or governmental agency, or any agreement, indenture or instrument known to such Counsel. Such opinion shall be affixed hereto as EXHIBIT D.

 9.3 From the date hereof to the Closing Date, the Company shall not have suffered any loss on account of fire, flood, accident, strike, war, or any other calamity which had a material adverse effect on its operations.

 9.4   The Company shall have entered into the following additional
       Agreements:

       (a) Non-Competition Agreements by Theodore E. Nelson, James L. Fri, Jr., Richard L. Jacobs and Ellida S. Fri in the form attached hereto as EXHIBIT B.

       (b) An Employment Agreement with Theodore E. Nelson in the form attached hereto as EXHIBIT C.


 SECTION 10       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SHAREHOLDERS

 The obligations of Shareholders under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions:

 10.1 All representations and warranties of MK contained herein shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

 10.2 All corporate and other actions or consents necessary to authorize and effectuate the consummation of the transactions contemplated hereby by MK (including the Consents) shall have been duly taken or received prior to the Closing.

 10.3  All conditions precedent under Section 9 have been satisfied.

 10.4 There shall have been delivered to Shareholders an opinion, dated as of the Closing Date, of David A. Channer, Associate General Counsel for MK, in the form attached hereto as EXHIBIT E.


 SECTION 11SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS;
 INDEMNIFICATIONS; SET OFF

 11.1 All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing hereunder for a period of four years, except that the representations, warranties, covenants and agreements contained in Section 5.11 shall survive the Closing for a period ending 180 days after the expiration of any statute of limitations giving rise to a tax related suit or claim against the Company based on actions or omissions of the Company prior to the Closing Date. The intent of this survival provision is for the Shareholders and the Company to be responsible and liable for claims that arose out of facts occurring prior to the Closing Date regardless of when the tax claim may arise.

 11.2 Shareholders, jointly and severally, agree to indemnify, defend and hold MK harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and reasonable expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against or imposed upon or incurred by MK resulting from, or by reason of any facts constituting a breach of any representation or warranty of Company or Shareholders contained in or made pursuant to this Agreement.

 11.3 Buyer agrees to indemnify, defend and hold Shareholders harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and reasonable expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against or imposed upon or incurred by Shareholders resulting from, or by reason of any facts constituting, a breach of any representation, warranty, covenant, or agreement of Buyer contained in or made pursuant to this Agreement.

 11.4 Buyer shall have the right to set off the amount of any indemnity claim to the extent Shareholders shall be determined to be liable therefore, in accordance with the provisions of Section 11.6 hereof, against any sums of money at any time or from time to time payable to Shareholders, including delivery of the Escrow Shares.

 11.5 In the event any action, claim, suit or proceeding is brought or asserted against a party indemnified, the Indemnified Party shall give prompt written notice to the party providing the indemnity (the "Indemnifying Party"). The Indemnifying Party shall have full responsibility and authority with respect to any such action, claim, suit or proceeding. The Indemnified Party shall have the right, without prejudice to the rights of the Indemnifying Party, at the Indemnified Party's sole expense, to be represented by counsel of its own choosing. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants all books, records and other information of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may be reasonably requested in order to ensure the prompt and adequate defense of any such action, suit or proceeding.

 11.6  (a)   Buyer shall give written notice of its intention to set off the amount of any indemnity claim (the "Indemnity Claim"), such notice to be given in the manner provided below for the giving of notices. Shareholders may object to the proposed set off, in which event Buyer and Shareholders shall promptly endeavor to agree upon the resolution of the Indemnity Claim. In the event that a written agreement determining the Indemnity Claim has not been reached within 30 calendar days after receipt by Buyer of Shareholders notice of objection, then either Buyer or Shareholders may, by notice to the other, submit for determination by arbitration in accordance with this section the question of Buyer's right to the Indemnity Claim under this section.

       (b) Any determination by arbitration shall be made by and under the rules of the American Arbitration Association using an arbitrator (the "Arbitrator") agreed upon by Buyer and Shareholders, or, if an agreement choosing the Arbitrator has not been reached in writing within 10 calendar days after written request therefor by one such party to the other, then the Arbitrator shall be chosen by the American Arbitration Association. Any such determination made by the Arbitrator shall be conclusive and binding on Buyer and Shareholders.

       (c) The fee of the Arbitrator associated with such determination shall be shared equally by Buyer and Shareholders.

       (d) Nothing herein shall be construed to authorize or permit the Arbitrator to determine any question or matter whatever under or in connection with this Agreement except the determination of the Indemnity Claim.

 SECTION 12        FINDERS FEES; BROKERS

 Shareholders and the Company represent and warrant to Buyer that they have not authorized any person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it.

 SECTION 13        OPTION TO ACQUIRE CERTAIN ASSETS

 13.1 For a period of 30 days following the Closing Date, each individual Shareholder shall have the right and option to purchase and acquire any policy of life insurance on the life of such Shareholder, owned by the Company, by payment to the Company of an amount equal to the "Cash Surrender Value" applicable to such policy, determined as of the day preceding the date such policy is purchased by said Shareholder. Further, to the extent that any such purchase by a Shareholder shall result in any part of the purchase price being treated as taxable income to the Company, then, in such event, the purchasing Shareholder shall be responsible for payment or reimbursement to the Company of the amount of any such additional income tax, same to be payable within 10 days following submission of an invoice of statement from the Company to such Shareholder identifying the tax, and the amount thereof, along with a description of the method and/or manner of how the tax was calculated, same to be duly confirmed, in writing, by a qualified, certified public accountant. Any Shareholder desiring to purchase or acquire his or her policy under this Section, shall have the right to do so by giving at least five days written notice to the Company, but in any event, such notice must be given within the 30 day period described above, an must tender to the Company, within 5 days following such notice, a cash amount equal to the Cash Surrender Value of such policy, and the Company will execute and deliver to such Shareholder an unconditional assignment of the Company's ownership and interest in such policy. Pending exercise of this option by any Shareholder, the Company will continue to pay any premiums due on such policies (unless the Company has been notified that a policy will not be purchased); however, in addition to the Cash Surrender Value payable by such Shareholder, the Shareholder will also reimburse the Company for the pro rata premium on such policy to the extent same was paid by the Company subsequent to the date of Closing and through the date of the actual purchase of the policy by said Shareholder. A schedule of all such existing policies are attached hereto as SCHEDULE
       13.1. The tax liability for any policies not purchased by Shareholders shall also remain as a tax liability collectable from Shareholders under the Escrow and otherwise.

 13.2 For a period of six months following the Closing Date, Richard L. Jacobs and Theodore E. Nelson shall have the option, to be exercised jointly, to purchase and acquire from the Company the Company's interest and title in and to the real estate and personal property (through "quit claim" from Company) constituting the recreational facility known as the "Touchstone Lodge" situated on Crawford Springs Road in Jackson, Tennessee (the "Lodge Property"). The option price for the Lodge Property shall be the book value thereof as reflected on the financial statements of Company for the last day of the calendar month preceding the month that the option is exercise and closed. As of November 30, 1993, the approximate book value of the Lodge Property is $340,000. The option to purchase ("Option") may be exercised by either Mr. Jacobs or Mr. Nelson giving written notice to the Company of intent to exercise the Option, such notice to be given within the aforedescribed six month period. The closing thereof shall take place within 20 days following the date that the notice of exercise is given. At the closing thereof, Mr. Nelson, Mr. Jacobs, or either of them, shall tender to the Company the purchase price as computed above, and the Company shall execute and deliver to Mr. Nelson, Mr. Jacobs, or their respective designees, a quitclaim deed, and/or bill of sale to Company's interests in the Lodge Property. All real estate taxes and assessments shall be prorated as of the date of closing. The Company shall have no liability for closing costs except the expense of the deed preparation. For purposes of determining the respective rights of Mr. Nelson and/or Mr. Jacobs hereunder, the Company shall be entitled to rely upon any writing submitted to the Company by either of them in connection with the exercise of the Option and the closing of the purchase of the Lodge Property.

 SECTION 14     MISCELLANEOUS

 14.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

 14.2 No party to this Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

 14.3 All notices or other written communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

                   If to Shareholders:

                         Theodore E. Nelson
                         115 Redfield Dr.
                         Jackson, TN   38305

                         Richard L. Jacobs
                         1010 Prospect Ave.
                         Jackson, TN   38301

                         James L. Fri, Jr.
                         465 Cherry Road
                         Memphis, TN   38117

                         Ellida S. Fri
                         465 Cherry Road
                         Memphis, TN   38117

                         Copy to:    Spragins, Barnett, Cobb & Butler
                                     Attn:  Larry A. Butler, Esq.
                                     110 E. Baltimore, Elks Building
                                     Jackson, TN   38301

                   If to MK :

                         Morrison Knudsen Corporation
                         P. O. Box 73
                         Boise, ID   83729
                         Attention:   Corporate Secretary

       or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

 14.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

 14.5 This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings, statements or representations, oral or in writing, of the parties relating thereto. This Agreement may be modified or amended only by written agreement of the parties.

 14.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

 14.7 This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state.

 14.8 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

 14.9 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


 SHAREHOLDERS:

       /s/  Theodore E. Nelson
 ________________________________
 THEODORE E. NELSON

       /s/  James L. Fri, Jr.
 ________________________________
 JAMES L. FRI, JR.

       /s/  Ellida S. Fri
 ________________________________
 ELLIDA S. FRI

       /s/  Richard L. Jacobs
 ________________________________
 RICHARD L. JACOBS



 TOUCHSTONE, INC. (COMPANY)


 By:             /S/  THEODORE E. NELSON
 Its:            PRESIDENT



 MORRISON KNUDSEN CORPORATION


 By:               /S/  STEPHEN G. HANKS
 Its:              SR. VICE PRESIDENT, SECRETARY
                   and General Counsel

                              EXHIBITS AND SCHEDULES

 Addendum I        Registration of MK Common Stock
 Exhibit A         Form of Deposit Escrow Agreement
 Exhibit B-1       Form of Non-Competition Agreement with Theodore E. Nelson
 Exhibit B-2       Form of Non-Competition Agreement with Richard L. Jacobs
 Exhibit B-3       Form of Non-Competition Agreement with James L. Fri, Jr.,
 Exhibit B-4       Form of Non-Competition Agreement with Ellida S. Fri
 Exhibit C         Form of Employment Agreement with Theodore E. Nelson
 Exhibit D         Form of Opinion for Shareholders
 Exhibit E         Form of Opinion for MK
 Schedule 1        Identity of Shareholders and Share Exchange Summary
 Schedule 2.2      November 30, 1993 Financial Statements
 Schedule 5.4      States or Jurisdictions of Qualification
 Schedule 5.6      Shareholders' Interest in Related Corporations or
                   Businesses Schedule 5.8(e)   Proformas
 Schedule 5.8(f)   Calculations of Earnings
 Schedule 5.10     Specific Disclosures Regarding Post-November 30, 1993
 Operations
 Schedule 5.11     Taxes
 Schedule 5.12     Summary of Real Estate and Equipment and Encumbrances
 Schedule 5.12(a)  Non-Owned Property - Consignments
 Schedule 5.14     Leases
 Schedule 5.15     Intellectual Property
 Schedule 5.16     Actions - Investigations Pending
 Schedule 5.17     Schedule of Insurance
 Schedule 5.17(a)  Claims - Insurance
 Schedule 5.18     Bank Accounts
 Schedule 5.19     Material Contracts - Claims
 Schedule 5.19(c)  Outstanding Bids - Proposals
 Schedule 5.19(d)  Accounts Receivable
 Schedule 5.19(k)  Highest Paid Employees
 Schedule 5.20     Inventory
 Schedule 5.21     Raw Materials Commitments
 Schedule 5.29     Product Warranties
 Schedule 5.30     Interests in Material Contracts
 Schedule 5.31     Guarantees
 Schedule 5.32     Indebtedness
 Schedule 5.33     Foreign Representatives
 Schedule 5.34     Customers - Sales
 Schedule 5.35     Backlog
 Schedule 5.36     Litigation
 Schedule 5.41     Changes in Stock Ownership
 Schedule 5.43     Consents
 Schedule 7.5      AccuLab Report
 Schedule 8.6      MK Acquisition Indemnity Claims
 Schedule 13.1     Life Insurance Policies

                                    ADDENDUM I

                          REGISTRATION OF MK COMMON STOCK

       1. MK will use its best efforts to keep the Form S-3 continuously in effect for a period of two years from the Closing by means of filing Forms 10-K, 10-Q and 8-K and annual reports under the Securities Exchange Act of 1934 (the "1934 Act") and/or by amendment of the Prospectus included in the Form S-3 (the "Prospectus"), or for such shorter period of time as is necessary to complete the sale by Shareholders of such number of the Shares as they desire to sell. MK will advise Shareholders if, at any time during such two-year period, sales by means of the Prospectus must be suspended pending the filing of additional documents under the 1934 Act and/or amendment of the Prospectus. Shareholders understand that there may be periods of time within such two-year period when it is in the best interests of MK and its stockholders to defer disclosure of pending corporate transactions until they have reached a more advanced stage and that during such periods sales of the Shares by means of the Prospectus will have to be suspended.

       2. If, during the time that the Form S-3 is effective, Shareholders should propose to sell any or all of the Shares in an organized secondary offering (with the assistance of an underwriter or underwriters if deemed necessary by Shareholders), MK will amend the Form S-3 so as to describe such offering and will use its best efforts to cause such amendment to become effective. In the event of the involvement of underwriters, MK shall also enter into an underwriting agreement with such underwriters in the customary form and cooperate with such underwriters in whatever due diligence examination of MK that they wish to perform.

       3. If the proposed manner of sale of the Shares shall require that MK register or qualify such Shares for sale under state securities or blue sky laws, MK will use its best efforts to effect such registration or qualification; provided, however, that MK shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Paragraph 3.

       4. MK will furnish to Shareholders: (a) two complete copies of the Form S-3, with all exhibits; and (b) two copies of all documents incorporated by reference therein, and as reasonable quantities of the Prospectus as amended from time to time.

       5. Shareholders shall be responsible for notifying brokers through whom sales of the Shares are effected by means of the S-3 that such Shares have been registered on Form S-3 and for supplying copies of the Prospectus to such brokers.

       6. Shareholders expenses incurred by MK in complying with Paragraphs 1 through 5 above including, without limiting the generality of the foregoing, registration and filing fees, transfer agents' fees and expenses, fees and expenses of complying with state securities or blue sky laws (including, in the case of organized secondary offerings conducted through underwriters, the fees and expenses of underwriters' counsel in that connection), fees and expenses of MK's attorneys and accountants, and printing expense, shall be paid by MK; provided, however, that all brokerage fees and commissions arising from the sale of the Shares by Shareholders shall be born by them.

       7. In connection with the registration of any Shares under the 1993 Act pursuant to this Agreement, MK shall indemnify and hold harmless Shareholders, each underwriter, broker or any other person acting on behalf of Shareholders and each other person, if any, who controls any of the foregoing persons within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact obtained in the registration statement under which the Shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by MK of the 1933 Act or state securities or blue sky laws applicable to MK and relating to action or inaction required of MK in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the Shareholders, such underwriter, such broker or such other person acting on behalf of the Shareholders and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claims, damage, liability or action; PROVIDED, HOWEVER, that MK shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Shares in reliance upon and in conformity with written information furnished to MK through an instrument duly executed by Shareholders or underwriter specifically for use in the preparation thereof.

       If the indemnification provided for in this Paragraph 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or acting in such proportion as is appropriate to reflect fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by thee indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       8. As of the Closing, MK shall cause the shares to be listed on the New York Stock Exchange upon official notice of issuance pursuant to this Agreement.

       9. Shareholders shall not sell the Shares unless such sale is effected in compliance with the 1933 Act and any applicable state securities laws.

                                     EXHIBIT A

                             DEPOSIT ESCROW AGREEMENT


       This Deposit Escrow Agreement made and executed as of this 31st day of January, 1994, by and among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri (the "Principals"), Morrison Knudsen Corporation, a Delaware corporation ("MK" or "Buyer") and Key Trust Company of the West ("Escrow Agent").


                                    WITNESSETH:

       WHEREAS, pursuant to a Share Exchange Agreement dated January 31, 1994, by and among the Principals, MK and Touchstone, Inc. ("Company") (the "Share Exchange Agreement), the Principals have agreed to exchange all of the outstanding stock of the Company for shares of common stock of MK; and

       WHEREAS, pursuant to Section 3 of the Agreement, MK, Buyer and the Principals have agreed to place into escrow the equivalent of $1,800,000 in shares of MK common stock to be held by Escrow Agent in accordance with the terms and conditions set forth below; and

       WHEREAS, MK and the Principals have selected Key Trust Company of the West to serve as Escrow Agent under the terms and conditions of this Deposit Escrow Agreement (the "Escrow Agreement"); and

       WHEREAS, Escrow Agent is willing to serve as escrow agent under the terms and conditions of this Escrow Agreement.

       NOW, THEREFORE, in consideration of the premises and agreements hereinafter made and intending to be legally bound hereby, the parties hereto agree as follows:

 1.    ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT

 Escrow Agent acknowledges the receipt from MK and the Principals of the equivalent of $1,800,000 in shares of MK Common Stock (the "Escrow Deposit") calculated in accordance with the method described in Section 1 of the Share Exchange Agreement.

 2.    AGREEMENT TO ACT AS ESCROW AGENT

 By the execution of this Escrow Agreement, Escrow Agent hereby agrees to act as escrow agent under the terms and conditions hereof.

 3.    INVESTMENT OF ESCROW FUND

 The Principals and MK hereby direct Escrow Agent to hold the Deposit Escrow in accordance with this Agreement. Dividends, interest and other earnings earned on account of the Deposit Escrow shall be paid to the Principals. Principals shall vote any shares held by the Escrow Agent. During escrow, the stock shall be registered in the name of the Escrow Agent.

 4.    DISPOSITION OF ESCROW FUND

 The Escrow Agent shall hold the Deposit Escrow for 12 months from the Closing Date of the Agreement. If no claims are made by MK against such Deposit Escrow during such period, the Deposit Escrow shall be delivered to the Principals. However, if during such 12-month period MK makes a claim against the Deposit Escrow, the Principals shall be notified in writing as to the nature and amount of such claim. Within 10 business days after receipt of such claim, the Principals shall notify the Escrow Agent in writing whether the claim is valid and due. If the Principals consent to payment, the Escrow Agent shall, within 5 business days following receipt of such consent, satisfy the claim by transferring to MK such portion of the\ Deposit Escrow as shall be necessary, considering the value of MK common stock determined by averaging its closing price on the New York Stock Exchange during the ten trading days preceding such transfer, to satisfy the claim. If the Principals dispute the claim, the Escrow Agent shall notify MK and shall not disburse any of the Deposit Escrow in connection with the disputed item until the Escrow Agent receives written direction with respect to it, signed by the Principals and MK. If any disputed claim is unresolved when the term of this Escrow Agreement expires, the Escrow Agent shall continue to hold the Deposit Escrow until such claim is disposed of to the satisfaction of MK and the Principals. Such unresolved claims shall be finally resolved by arbitration under the auspices of, and in accordance with, the rules of the American Arbitration Association, as set forth in
 Section 11 of the Share Exchange Agreement.

 5.    LIABILITY OF ESCROW AGENT

 The Escrow Agent shall be liable only for its own willful default or gross negligence and shall not be liable for any error of judgment made in good faith by it or its agents or employees. MK and the Principals agree to defend, indemnify and hold harmless the Escrow Agent and its agents and employees from any and all loss, liability, claims, damages and expenses whatsoever, except for the willful default or gross negligence of Escrow Agent, arising out of its activity as Escrow Agent under this Escrow Agreement and in connection with any payment contemplated herein.

 6.    IRREVOCABLE ESCROW

 This Escrow Agreement shall be irrevocable and shall continue to remain effective until the Deposit Escrow has been paid in its entirety, whereupon Escrow Agent shall, after making the payments contemplated in this Escrow Agreement be under no further obligation or liability hereunder.

 7.    BINDING EFFECT

 This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

 8.    NOTICE

 All notices, requests, instructions, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or sent by first class registered or certified mail, postage prepaid, with return receipt requested as follows:

 If to the Escrow Agent:

       Pam Wallis
       Key Trust Company of the West
       P. O. Box 2557
       Boise, ID   83701

 If to the Principals:

       Theodore E. Nelson:
       115 Redfield Dr.
       Jackson, TN   38305

       Richard L. Jacobs:
       1010 Prospect Ave.
       Jackson, TN   38301

       James L. Fri, Jr.:
       465 Cherry Road
       Memphis, TN   38117

       Ellida S. Fri:
       465 Cherry Road
       Memphis, TN   38117

       Copy to:    Spragins, Barnett, Cobb & Butler
                   Attn:  Larry A. Butler, Esq.
                   110 E. Baltimore
                   Elks Building
                   Jackson, TN   38301
 If to MK:

       Morrison Knudsen Corporation
       P. O. Box 73
       Boise, ID   83729
       Attention:  Corporate Secretary

 9.    FEES

 All fees and expenses of the Escrow Agent for services performed by Escrow Agent under this Escrow Agreement shall be paid in equal measure by the Principals and MK, however, the liability of Principals shall not exceed the aggregate sum of $500.

 10.   NO ENCUMBRANCE

 The Escrow Agent acknowledges and agrees that the Deposit Escrow shall be held separate and apart from all other funds, and no part thereof is or shall be subject to any security agreements, guarantees, liens, encumbrances, or any other security instruments or financing statements of any kind whatsoever.

 11.   COUNTERPARTS

 This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 12.   CAPTIONS

 The section and other headings contained in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

 13.   GOVERNING LAW

 This Agreement and any disputes thereunder shall be governed by the laws of the State of Tennessee.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement the day and year first written above.


 MORRISON KNUDSEN CORPORATION


 By:   ____________________________         Its:____________________________




 _________________________________
 THEODORE E. NELSON


 _________________________________
 RICHARD L. JACOBS


 _________________________________
 JAMES L. FRI, JR.


 _________________________________
 ELLIDA S. FRI



 KEY TRUST COMPANY OF THE WEST

 By:______________________________

 Its:_____________________________

                                    EXHIBIT B-1

                             NON-COMPETITION AGREEMENT


       This Agreement is entered into this 31st day of January, 1994, by and between Theodore E. Nelson, Touchstone, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

       WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

       WHEREAS, as a part of that relationship, Theodore E. Nelson is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein.

       NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:


 SECTION 1

 Theodore E. Nelson agrees that for a period of ten (10) years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated January 31, 1994, among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr., Ellida S. Fri, MK, and Touchstone, Inc. (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in a business in which MK or any of its subsidiaries or affiliates (collectively referred to herein as "MK"), or the Company is now engaged (including, but not limited to, the remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards) or such other businesses as MK or the Company may be engaged during such period. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

 Nothing herein contained, however, shall prohibit Theodore E. Nelson from owning, as a passive investment, shares or securities in any publicly traded corporation or entity, to the extent that such investment shall constitute less than one percent of the total issued and outstanding shares or securities of such publicly traded corporation or entity. Theodore E. Nelson may also maintain his investment and participation in Mill Masters Incorporated as set forth in Nelson's employment agreement with the Company and such investment and participation shall be deemed in compliance with this Non-Competition Agreement.


 SECTION 2 - CONSIDERATION

 In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate Theodore E. Nelson by providing on the Closing Date, a number of shares of MK common stock equivalent to $1,000,000 as determined by the method and procedures set forth in Sections 1 and 4 of the Share Exchange Agreement. Said shares shall be issued and registered in the name of Theodore E. Nelson, and shall be held in Escrow to be distributed to Theodore E. Nelson over a ten (10) year period for the following schedule:

                                    END OF YEAR

                               One               10%
                               Two               10%
                               Three             10%
                               Four              10%
                               Five              10%
                               Six               10%
                               Seven             10%
                               Eight             10%
                               Nine              10%
                               Ten               10%

 Theodore E. Nelson shall be entitled to dividends paid on all shares whether owned or escrowed. Further, the distribution of shares shall not be impaired by the death of Mr. Nelson prior to the end of the 10 year period, and, in the event of his death, such shares shall be distributed to his estate.

 SECTION 3 - INJUNCTIVE RELIEF

 It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Theodore E. Nelson of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. Theodore E. Nelson expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Theodore E. Nelson. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.


 SECTION 4 - MISCELLANEOUS

 4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, heirs, representatives, executors and permitted assigns.

 4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

 4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

 If to the Company:

       Touchstone, Inc.
       P. O. Box 7568
       321 Bellevue Street
       Jackson, Tennessee   38301

 If to Theodore E. Nelson:

       115 Redfield Dr.
       Jackson, TN   38305

 If to MK:

       Morrison Knudsen Corporation
       P.O. Box 73
       Boise, ID  83729
       Attention:  Corporate Secretary

 or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

 4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

 4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

 4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state.

 4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

 4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


 MORRISON KNUDSEN CORPORATION



 By:   ____________________________
 Its:  ____________________________


 TOUCHSTONE, INC.


 By:   ____________________________
 Its:  ____________________________



 __________________________________
 THEODORE E. NELSON

                                    EXHIBIT B-2

                             NON-COMPETITION AGREEMENT


       This Agreement is entered into this 31st day of January, 1994, by and between Richard L. Jacobs, Touchstone, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

       WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

       WHEREAS, as a part of that relationship, Richard L. Jacobs is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein.

       NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:


 SECTION 1

 Richard L. Jacobs agrees that for a period of ten (10) years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated January 31, 1994, among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr., Ellida S. Fri, MK, and Touchstone, Inc. (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in a business in which MK or any of its subsidiaries or affiliates (collectively referred to herein as "MK"), or the Company is now engaged (including, but not limited to, the remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards) or such other businesses as MK or the Company may be engaged during such period. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

 Nothing herein contained, however, shall prohibit Richard L. Jacobs from owning, as a passive investment, shares or securities in any publicly traded corporation or entity, to the extent that such investment shall constitute less than one percent of the total issued and outstanding shares or securities of such publicly traded corporation or entity.


 SECTION 2 - CONSIDERATION

 In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate Richard L. Jacobs by providing on the Closing Date, a number of shares of MK common stock equivalent to $250,000 as determined by the method and procedures set forth in Sections 1 and 4 of the Share Exchange Agreement. Said shares shall be issued and registered in the name of Richard L. Jacobs, and shall be held in Escrow to be distributed to Richard L. Jacobs over a ten (10) year period for the following schedule:

                                    END OF YEAR

                               One               10%
                               Two               10%
                               Three             10%
                               Four              10%
                               Five              10%
                               Six               10%
                               Seven             10%
                               Eight             10%
                               Nine              10%
                               Ten               10%

 Richard L. Jacobs shall be entitled to dividends paid on all shares whether owned or escrowed. Further, the distribution of shares shall not be impaired by the death of Mr. Jacobs prior to the end of the 10 year period, and, in the event of his death, such shares shall be distributed to his estate.

 SECTION 3 - INJUNCTIVE RELIEF

 It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Richard L. Jacobs of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. Richard L. Jacobs expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Richard L. Jacobs. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.

 SECTION 4 - MISCELLANEOUS

 4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, heirs, personal representatives, executors and permitted assigns.

 4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

 4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

 If to the Company:

       Touchstone, Inc.
       P. O. Box 7568
       321 Bellevue Street
       Jackson, Tennessee   38301

 If to Richard L. Jacobs:

       1010 Prospect Ave.
       Jackson, TN   38301

 If to MK:

       Morrison Knudsen Corporation
       P.O. Box 73
       Boise, ID  83729
       Attention:  Corporate Secretary

 or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

 4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

 4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

 4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state.

 4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

 4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.



       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


 MORRISON KNUDSEN CORPORATION


 By:   ___________________________
 Its:  ___________________________


 TOUCHSTONE, INC.


 By:   ___________________________
 Its:  ___________________________




 _________________________________
 RICHARD L. JACOBS

                                    EXHIBIT B-3

                             NON-COMPETITION AGREEMENT


       This Agreement is entered into this 31st day of January, 1994, by and between James L. Fri, Jr., Touchstone, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

       WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

       WHEREAS, as a part of that relationship, James L. Fri, Jr. is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein.

       NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:


 SECTION 1

 James L. Fri, Jr. agrees that for a period of ten (10) years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated January 31, 1994, among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr., Ellida S. Fri, MK, and Touchstone, Inc. (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in a business in which MK or any of its subsidiaries or affiliates (collectively referred to herein as "MK"), or the Company is now engaged (including, but not limited to, the remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards) or such other businesses as MK or the Company may be engaged during such period. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

 Nothing herein contained, however, shall prohibit James L. Fri, Jr. from owning, as a passive investment, shares or securities in any publicly traded corporation or entity, to the extent that such investment shall constitute less than one percent of the total issued and outstanding shares or securities of such publicly traded corporation or entity.


 SECTION 2 - CONSIDERATION

 In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate James L. Fri, Jr. by payment at the Closing Date of One Hundred Dollars ($100.00), receipt of which is hereby acknowledged.

 SECTION 3 - INJUNCTIVE RELIEF

 It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by James L. Fri, Jr. of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. James L. Fri, Jr. expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by James L. Fri, Jr.. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.

 SECTION 4 - MISCELLANEOUS

 4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

 4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

 4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

 If to the Company:

       Touchstone, Inc.
       P. O. Box 7568
       321 Bellevue Street
       Jackson, Tennessee   38301

 If to James L. Fri, Jr.:

       465 Cherry Road
       Memphis, TN   38117

 If to MK:

       Morrison Knudsen Corporation
       P.O. Box 73
       Boise, ID  83729
       Attention:  Corporate Secretary

 or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

 4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

 4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

 4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state.

 4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

 4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


 MORRISON KNUDSEN CORPORATION



 By:   ____________________________
 Its:  ____________________________


 TOUCHSTONE, INC.


 By:   ____________________________
 Its:  ____________________________




 __________________________________
 JAMES L. FRI, JR.

                                    EXHIBIT B-4

                             NON-COMPETITION AGREEMENT


       This Agreement is entered into this 31st day of January, 1994, by and between Ellida S. Fri, Touchstone, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

       WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

       WHEREAS, as a part of that relationship, Ellida S. Fri is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein.

       NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:


 SECTION 1

 Ellida S. Fri agrees that for a period of ten (10) years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated January 31, 1994, among Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr., and Ellida S. Fri, MK, and Touchstone, Inc. (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in a business in which MK or any of its subsidiaries or affiliates (collectively referred to herein as "MK"), or the Company is now engaged (including, but not limited to, the remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards) or such other businesses as MK or the Company may be engaged during such period. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

 Nothing herein contained, however, shall prohibit Ellida S. Fri from owning, as a passive investment, shares or securities in any publicly traded corporation or entity, to the extent that such investment shall constitute less than one percent of the total issued and outstanding shares or securities of such publicly traded corporation or entity.

 SECTION 2 - CONSIDERATION

 In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate Ellida S. Fri by payment at the Closing Date of One Hundred Dollars ($100.00), receipt of which is hereby acknowledged.

 SECTION 3 - INJUNCTIVE RELIEF

 It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Ellida S. Fri of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. Ellida S. Fri expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Ellida S. Fri. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.

 SECTION 4 - MISCELLANEOUS

 4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

 4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

 4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

 If to the Company:

       Touchstone, Inc.
       P. O. Box 7568
       321 Bellevue Street
       Jackson, Tennessee   38301

 If to Ellida S. Fri:

       465 Cherry Road
       Memphis, TN   38117

 If to MK:

       Morrison Knudsen Corporation
       P.O. Box 73
       Boise, ID  83729
       Attention:  Corporate Secretary

 or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

 4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

 4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

 4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such state.

 4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

 4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


 MORRISON KNUDSEN CORPORATION



 By:   ___________________________
 Its:  ___________________________


 TOUCHSTONE, INC.


 By:   ___________________________
 Its:  ___________________________




 _________________________________
 ELLIDA S. FRI

                                     EXHIBIT C

                               EMPLOYMENT AGREEMENT


       EMPLOYMENT AGREEMENT, dated as of January 31, 1994, (the "Closing Date") between Theodore E. Nelson (the "Employee"), Touchstone, Inc., a Tennessee Corporation (the "Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

       WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time; and

       WHEREAS, the Employee is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth;

       NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

 1.    TERM OF AGREEMENT

 Subject to the terms and conditions hereof, the term of employment of the Employee under this Employment Agreement shall be for the period commencing on the date hereof and terminating five years hereafter (the "Initial Employment Period"). After the Initial Employment Period, this Employment Agreement shall automatically continue in force and effect on a month-to-month basis ("Renewal Period") unless either party shall give the other written notice of such party's intent to terminate this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Period or any Renewal Period, as the case may be.

 2.    SERVICES TO BE RENDERED

 The Company hereby agrees to employ the Employee as President of the Company, subject to the terms, conditions, and provisions of this Employment Agreement. Employee hereby accepts such employment and agrees to devote his primary time and attention to rendering services to the Company under this Employment Agreement. The services described in the preceding sentence on behalf of the Company shall not prohibit Employee from investing in, devoting a limited amount of time to, and otherwise being involved in business interests, business ventures, and investments that do not interfere with his duties as President of the Company. Further, the services described in the first sentence of this section shall not prohibit Employee from participating in, engaging in, and involvement in charitable, civic, and religious functions, events, and activities as he desires, so long as such events do not prevent Employee from performing his duties as President of the Company. Additionally, the services described in the first sentence of this section shall not prohibit Employee from investing his assets in such form and manner as will not interfere with or inhibit his services as President of the Company, and not otherwise violate any other agreements to which Employee is bound to the Company.

 3.    BASE COMPENSATION AND BENEFITS

 (a) In payment for services rendered during the Initial Employment Period and the Renewal Period to the Company under this Employment Agreement, the Company shall pay the Employee a base salary of $150,000 per year. All compensation shall be paid in accordance with the Company's normal payroll practice and is payable on a bi-weekly basis.

 (b) During the term of this Employment Agreement, Employee shall be entitled to vacations and fringe benefits consistent with the Company's policies for all executive personnel. Additionally, the Employee shall be entitled to the following benefits:

       (i) The continued use of the Audi automobile currently used by Employee, consistent with past Company practices; or at the Company's election, the Company may transfer title and ownership of the Audio vehicle to Employee;

       (ii) Provide for Employee, at Company's expense, the dues and related expenses for a membership at Jackson Country Club; and

       (iii) An increase in Employee's base salary sufficient to allow Employee to pay for disability insurance coverage under MK's Premium Disability Insurance Program.

 (c) The Employee's salary shall be reviewed annually for possible merit increases. Compensation may not be reduced.

 (d) Nothing contained in this Employment Agreement shall be deemed to preclude the Board of Directors of the Company, in its sole discretion, from increasing the amounts payable to the Employee hereunder.

 (e) Employee will be required to submit to and pass a substance abuse test, and comply with the Company's Substance Abuse Prevention Program, when the testing program is implemented in Employee's area.

 4.    BONUSES

 (a)   Annual Bonus.

       For each fiscal year ending on December 31, 1994 through 1998 the Employee shall, if employed pursuant to the terms of this Agreement at the end of such fiscal year, be eligible to receive an annual bonus (the "Annual Bonus") under the Rail Systems Group Project Incentive Plan as it may be amended from time to time based upon (i) the Company's financial performance for such fiscal year relative to the Company's parent, for each fiscal year) and (ii) the performance of Employee as evaluated by the Vice President, Locomotive Division, of MK's Rail Systems Group, and approved by the President of MK's Rail Systems Group. The Annual Bonus, if any, for any particular fiscal year, shall be paid in a single lump sum no later than ten weeks following the closing of such fiscal year.

 (b)   Incentive Bonus.

       The Company recognizes the past and present efforts of Employee in contributing significantly to the Company's success and good will in its market. Therefore in consideration of these efforts, and subject to Sections 5 and 6 herein, Employee shall be eligible for the incentive bonuses described herein, regardless of whether he is employed by the Company. Employee, or Employee's estate as appropriate, shall receive a copy of Company's annual audited statement.

       In addition to the annual bonus provided for in Section 4 (a) above, the Employee shall be entitled to an incentive bonus in cash equal to twenty-five percent (25%) of the amount by which the Company's Earnings Before Interest and Taxes for the years 1994, 1995, and 1996 exceed an aggregate of $15,000,000.00 (the "Three Year Bonus Plan").

       If the Three Year Bonus Plan results in a bonus to Employee of less than $1,500,000.00, then in addition to the Three Year Bonus Plan, Employee also shall be entitled to a five (5) year incentive bonus in cash equal to twenty percent (20%) of the amount by which the Company's Earnings Before Interest and Taxes for the years 1994, 1995, 1996, 1997, and 1998 exceed an aggregate of $25,000,000.00 (the "Five
       Year Bonus Plan"). Under either or both the Three Year Bonus Plan or the Five Year Bonus Plan, the total bonus payments shall not exceed $6,500,000.00.

       For purposes of the Three Year Bonus Plan and Five Year Bonus Plan computation, the Company's Earnings Before Interest and Taxes shall include only expenses for direct and indirect operating costs and selling, general, and administrative costs associated with the Company's operation. Revenues shall be based upon generally accepted accounting principles. There shall be no allocation to Company expenses of additional overhead or other costs from MK or the Rail Systems Group to the Company operation.

       The following set forth examples of the calculation of the Three Year Bonus Plan and the Five Year Bonus Plan and are not intended to be exclusive of all situations:

       EXAMPLE 1:

       If the Earnings Before Interest and Taxes of the Company for 1994, 1995, and 1996 are $21,000,000.00, then Employee shall be entitled to an incentive bonus of $1,500,000.00, and Employee shall not be entitled to participate in the Five Year Bonus Plan. The Three Year Bonus Plan calculation is as follows:

                   Earnings Before Interest and Taxes      $ 21,000,000.00
                   Less "Earnings Floor"                   $-15,000,000.00
                   Earnings Eligible for Bonus Calculation $  6,000,000.00
                   Bonus Percentage               X               .25
                   Amount of Bonus                         $  1,500,000.00

       EXAMPLE 2:

       If Company has earnings in 1994, 1995, and 1996 of $20,000,000.00,
       Employee shall be entitled to a bonus of $1,250,000.00, and shall be entitled to participate in the Five Year Bonus Plan. The Three Year Bonus Plan calculations are as follows:

                   Earnings Before Interest and Taxes      $ 20,000,000.00
                   Less "Earnings Floor"                   $-15,000,000.00
                   Earnings Eligible for Bonus Calculation $  5,000,000.00
                   Bonus Percentage               X               .25
                   Amount of Bonus                         $  1,250,000.00

       EXAMPLE 3:

       Assuming the same facts in Example 2 above, and then the earnings for the Company for the years 1994, 1995, 1996, 1997 and 1998 total $35,000,000.00, Employee shall be entitled to a bonus under the Five Year Bonus Plan (in addition to the Three Year Bonus Plan) of $2,000,000.00. The Five Year Bonus Plan calculations are as follows:

                   Earnings Before Interest and Taxes      $ 35,000,000.00
                   Less "Earnings Floor"                   $-25,000,000.00
                   Earnings Eligible for Bonus Calculation $ 10,000,000.00
                   Bonus Percentage               X               .20
                   Amount of Bonus                         $  2,000,000.00

       The bonus shall be paid to Employee in cash within thirty (30) days after the completion of Company's "year end" Financial Statement for the year 1996 and/or 1998, as the case may be.

 5.    DISABILITY AND DEATH

 (a) In the event the Employee is not reasonably able to render his full services hereunder due to a physical or mental disability and such disability shall continue for a period of more than one year, or should the Employee at any time become permanently disabled (as determined under the terms of the Long Term Disability Plan established by MK, a shareholder of the Company), and as a result thereof be unable to render his full services hereunder, then the Company may, at its election, terminate this Employment Agreement. In the event this Employment Agreement is terminated pursuant to this
       Section 5(a), the Employee shall have no further rights hereunder except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of disability and Employee shall be entitled to the incentive bonuses of Section 4(b) as if he remained an Employee.

 (b) Upon the death of the Employee, this Employment Agreement shall terminate and neither the Employee nor his estate shall have any further rights hereunder, except to be paid an amount equal to any base salary or annual bonus earned under the terms of this Employment Agreement which remains unpaid at the time of death. Employee's estate shall be paid the incentive bonus of Section 4(b) as if Employee were still employed by Company.

 6.    TERMINATION

 (a) In the event the Employee is terminated for "Cause" (as defined in Section 6(b) below), this Employment Agreement shall terminate and the Employee shall have no rights hereunder, except that Employee shall still be entitled to full incentive bonuses under Section 4(b) herein if termination under this Section 6 occurs within one year of the completion of employment necessary for eligibility to participate in either the 3-Year or 5-Year Bonus Plan.

 (b) For purposes of Section 6(a) above, "Cause" shall mean Employee's: (i) conviction of any felony involving dishonest, fraud or breach of trust; (ii) willful engagement in any misconduct in the performance of his duties that materially injures Company, monetarily or otherwise;
       (iii) performance of any act which, if known to Company's customers, clients or stockholders would materially and adversely affect Company's business; or (iv) substantial nonperformance of assigned duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness under Section 6(a) above) which has continued after Company's Board of Directors has given notice of such nonperformance to Employee. For purposes of clause
       (ii) of this Section 7(a), no act or omission on Employee's part shall be deemed "willful" if committed or omitted in good faith and with a reasonable belief his action was in the best interest of the Company.

 7.    INVENTIONS

 For purposes of this Employment Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, method, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall not be limited to the definition of an invention contained in the United States Patent Laws.

 The Employee understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company and which are conceived or made by him during the period of his employment, either alone or with others, are the sole and exclusive property of the Company. The Employee understands and agrees that all Inventions, trademarks, or copyrights described above in this paragraph are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

 The Employee agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Employment Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Employee hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions which reasonably relate to the business of the Company and agrees not to disclose any of these to others without written consent of the Company, except as required by the conditions of his employment. Inventions of Employee unrelated to the business of the Company are not covered by this paragraph of this Agreement.

 The Employee agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company, (i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Employment Agreement
 (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, applications, procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these inventions, for the perfection or enforcement of any trademarks or copyrights relating to such inventions, and for the transfer of any interest Employee may have, and
 (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Employee will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests.

 8.    CONFIDENTIALITY

 For purposes of the Employment Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompasses in all drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

 The Employee agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by Employee in the course of his employment with the Company, whether he has such information in his memory or in writing or other physical form. The Employee will not, without written authority from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

 9.    REMOVAL OF DOCUMENTS OR OBJECTS

 The Employee agrees not to remove from the premises of the Company, except as an employee of the Company, in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company.

 10.   CORPORATE OPPORTUNITIES

 The Company recognizes and acknowledges that Employee is a shareholder, officer, and director in a company known as Mill Masters Incorporated. Mill Masters Incorporated is engaged in the business of parts for tube mills, servicing mills, and possibly manufacturing and sales of tube mills and
 tubes used in the heat transfer business.   Employee agrees to negotiate in
 good faith with MK and Company the determination of which part, if any, of Mill Masters' proposed work might constitute a corporate opportunity of Company. If any Mill Masters work is determined to be a Company opportunity, Employee shall have a reasonable time, not to exceed eighteen (18) months, to phase out or diverst his interest in Mill Masters. Employee agrees that during his employment hereunder he will not take any action which might divert from the Company or any subsidiary of the Company any opportunity which would be within the scope of any present or future business of the Company.

 11.   INJUNCTIVE RELIEF

 It is understood and agreed by and between the parties hereto that the services to be rendered by the Employee hereunder, and the rights and privileges granted to the Company by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Employment Agreement will cause the Company great and irreparable injury and damage. The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Employment Agreement by the Employee. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

 12.   WARRANTY

 The Employee hereby warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto. The Company agrees to maintain such accounting records and practices needed to reflect the financial performance of the Company.

 13.   NON-ASSIGNABILITY

 Except as otherwise provided herein, this Employment Agreement may not be assigned by either the Company or the Employee.

 14.   MERGER OR CONSOLIDATION

 In the event of a merger or consolidation of the Company with any other corporation or corporations, or of the sale by the Company of a major corportion of its assets or of its business and good will, this Employment Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee this Employment Agreement.

 In the event of a merger or consolidation of the Company with any other corporation or corporations, or the sale by the Company of a major portion of its assets or of its business and good will (a "Transfer"), the calculation and determination of Employee's Incentive bonus under paragraph 4 (b) will be difficult or impossible to determine. Therefore, if a Transaction occurs between January 1 and December 31, 1994, the Company will pay to the Employee an incentive bonus of $500,000.00, and have no further obligation to Employee for an incentive bonus. If a Transfer occurs between January 1, 1995 and January 31, 1995, Employee will pay Employee an incentive bonus of $1,000,000.00, and have no further obligation to Employee for an incentive bonus. If a Transfer occurs between January 1, 1996, and December 31, 1998, Employee shall be entitled for consideration for the incentive bonus under paragraph 4 (b), but the calculation shall be prorated for the period of time from January 1, 1994 through the date the Transfer occurs.

       By way of example, if a Transfer occurs on June 30, 1996, the "floor" for calculation of the bonus shall be $12,500,000.00 for such period of time.

 Alternatively, Employee shall have the option to decline the incentive/bonus alternative set forth in this section 14, and Employee may elect to continue under the terms of paragraph 4 (b), provided Employee is satisfied that the Earnings Before Interest and Taxes of the Company can be segregated from whatever merged or consolidated company exists after a transaction.

 15.   NOTICES

 All notices and other communications which are required or may be given under this Employment Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

 (a)   If to the Company, to:

       Touchstone, Inc.
       P. O. Box 7568
       321 Bellevue Street
       Jackson, Tennessee  38301
       Attn: President

 (b)   If to the Employee, to:

       Theodore E. Nelson
       115 Redfield Dr.
       Jackson, TN  38305

 or to such other place as either party shall have specified by notice in writing to the other.

 16.   GOVERNMENTAL REGULATION

 Nothing contained in this Employment Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Employment Agreement and any statute, law, ordinance, order of regulation, the latter shall prevail, but in such event any such provision of this Employment Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

 17.   GOVERNING LAW

 This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

 18.   ENTIRE AGREEMENT; AMENDMENT

 This Employment Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein. This Employment Agreement supersedes and replaces all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.

 19. At the time of the execution of this Agreement, substantially all of Touchstone's plant, equipment, and offices are in Jackson, Tennessee. Company and Employee contemplate that Employee's services as President will be rendered in Jackson, Tennessee. For some reason, should Company require that Employee be required to perform the primary responsibilities as President of the Company in some location other than Jackson, Tennessee, Employee shall have the opportunity to terminate this Employment Agreement, without breach thereof, and the obligations of Company and Employee to each other shall terminate, except as to the incentive bonus in paragraph 4 (b).

 20. MK enters into this Agreement as the sole shareholder/majority shareholder of Company in order to obligate itself to the terms and conditions hereof as being the entity that will control the Board of Directors of the Company. Therefore, MK agrees to take no action on its part as controlling the Board of Directors or otherwise having control over Company that would cause or create the inability of the Company to perform under this Agreement.


       IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.


 Witness:                            EMPLOYEE:


 ________________________            ____________________________________
                                     Theodore E. Nelson



                                     COMPANY:

 Attest:                             TOUCHSTONE, INC.


 ________________________            By:   ______________________________
                                     Its:  ______________________________




 Attest:                             MORRISON KNUDSEN CORPORATION


 ________________________            By:   ______________________________
                                     Its:  ______________________________

                                     EXHIBIT D

                                     LAW OFFICES
                         SPRAGINS, BARNETT, COBB & BUTLER
                                    ELKS BUILDING
                                   P. O. BOX 2004
                           JACKSON, TENNESSEE  38302-2004
                                    901/424-0461

 SIDNEY W. SPRAGINS               TELECOPIER NUMBER   R. HEARN SPRAGINS
(1902-1970) CHARLES H. BARNETT III             901/424/0562      CARMACK
MURCHISON (1902-1983) LEWIS L. COBB
 LARRY A. BUTLER                                                  ALSO
LICENSED IN: CATHERINE B. CLAYTON
 K. DON BISHOP*                                                *KENTUCKY,
LOUISIANA C. MARK DONAHOE**
**MISSISSIPPI, LOUISIANA TERESA G. COBB
 JERRY P. SPORE                                                   LICENSED
ONLY IN: GEORGE G. BOYTE, JR.
 JONATHAN O. STEEN***                                       ***MINNESOTA,
WISCONSIN
                                  January 31, 1994

 Morrison Knudsen Corporation
 Morrison Knudsen Plaza
 Boise, Idaho 83729

             Re:Share Exchange Agreement by and among the Shareholders of Touchstone, Inc. and
             Morrison Knudsen Corporation, a Delaware corporation

 Ladies and Gentlemen:

       I have acted as legal counsel to Theodore E. Nelson, Richard L. Jacobs, James L. Fri, Jr. and Ellida S. Fri (collectively the "Shareholders") in connection with the execution and delivery of the Share Exchange Agreement (the "Exchange Agreement") dated January ___, 1994, by and among the Shareholders and Morrison Knudsen Corporation ("MK").
 Further, in connection with the Exchange Agreement, I have performed certain representative services on behalf of Touchstone, Inc. As counsel for the Shareholders and Touchstone, Inc., I have examined the corporate records and documents of Touchstone, certificates of Tennessee public officials and have made such further investigations as I deemed necessary to express the opinions hereinafter set forth. I have assumed the genuineness of all signatures of, and the authority of, persons signing the Exchange Agreement other than MKRC; the authenticity of all documents submitted to me as originals, and, to the extent represented by photostatic, facsimile or certified copies, same conform to the respective originals thereof.

       Based upon the foregoing, I am of the opinion that:

       1. Touchstone, Inc. is duly organized, validly existing and in good standing under the laws of the State of Tennessee, with full corporate power and authority to carry on its business as now being conducted; and

       2. Touchstone, Inc. is duly qualified to do business and in good standing in each jurisdiction where ownership of its properties or the conduct of its business requires such qualifications; and

 Page 2
 January ____, 1994


       3. The Exchange Agreement constitutes the legal, valid and binding obligation of the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement and except that enforceability may be limited by general principles of equity; and

       4. All assignments and other documents necessary to effect the transfer and assignment of the "Company Shares" (as defined in the Exchange Agreement) to MKRC have been duly executed and delivered and are adequate to transfer and assign the Company Shares to MKRC; and

       5. I am unaware of any litigation, proceeding or controversy pending or threatened against Touchstone, Inc., except as disclosed in the Exchange Agreement and schedules or exhibits affixed thereto; and

       6. Neither the execution nor the performance of this Agreement by Shareholders will violate any applicable law of any jurisdiction, or any order, judgment or decree of any court or governmental agency, or any agreement, indenture or instrument known to us.

       This letter is furnished by me solely for your benefit, and the benefit of Morrison Knudsen Corporation, in connection with the transactions referred to in the Exchange Agreement, and may not be otherwise reproduced, referred to, quoted, in whole or in part, filed publicly, or circulated to or relied upon by any other person or used in connection with any other transaction. This letter addresses the law as of the date hereof, and we do not undertake any obligation to inform you of any changes in the law occurring after the date hereof. I am admitted to practice law in the State of Tennessee, and I express no opinion as to matters under or involving the laws of any jurisdiction other than the State of Tennessee and its political subdivisions.
                                     Very truly yours,

                                     SPRAGINS, BARNETT, COBB & BUTLER


                                     BY ____________________________
                                     LARRY A. BUTLER

 LAB:sh

                                     EXHIBIT E


 January 31, 1994


 Theodore E. Nelson
 Richard L. Jacobs
 James L. Fri, Jr.
 Ellida S. Fri

 RE: SHARE EXCHANGE AGREEMENT BY AND AMONG THE SHAREHOLDERS OF TOUCHSTONE, INC., MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION AND TOUCHSTONE, INC.

 Ladies and Gentlemen:

       I have acted as legal counsel to Morrison Knudsen Corporation, a Delaware corporation ("Buyer") in connection with the execution and delivery of the Shares Exchange Agreement ("Exchange Agreement") dated January 31, 1994, by and among the Shareholders of Touchstone, Inc., Morrison Knudsen Corporation, a Delaware corporation, and Touchstone, Inc., a Tennessee corporation.

       I have examined executed copies of the Exchange Agreement and such corporate records and documents of Buyer and certificates of public officials and officers of Buyer, and have made such further investigations as I deemed necessary to express the opinions hereinafter set forth. I have assumed the genuineness of all signatures, and the authority of the persons signing the Exchange Agreement on behalf of parties thereto other than Buyer, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

       Based upon and subject to the foregoing, I am of the opinion that:

       1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to carry on the businesses as now being conducted.

       2. The Exchange Agreement and the transactions contemplated thereby have been duly authorized on behalf of Buyer by all requisite corporate action and the Exchange Agreement constitutes a legal, valid and binding obligation of Buyer.

 January 31, 1994
 Page Two


       3. Neither the execution nor the performance of the Exchange Agreement will violate any applicable law of any jurisdiction, or any order, judgment or decree of any court or governmental agency, or any agreement, indenture or instrument known to such Counsel.

       I am a member of the Bar of the State of Idaho, and I do not express any opinion herein concerning other than the law of the State of Idaho.

       This opinion is provided solely to you and shall not be relied upon by any person or entity other than you for any reason.

 Very truly yours,




 David A. Channer

 DAC:smb


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                                    SCHEDULE 1





  Shareholders     Shares of
               Touchstone, Inc.% Ownership in
                              Touchstone, Inc.       Shares of MK Common
Stock
                                                   Exchanged (@$25.00 per
Share)

                                               To be held
                                                in Escrow  To be Delivered at
                                                           Closing
Total
T. E. Nelson       510         51 %       36,720      330,480    367,200

R. L. Jacobs       171         17.1%      12,312      110,808    123,120

J. L. Fri, Jr.     160         16 %       11,520      103,680    115,200

E. S. Fri          159         15.9 %     11,448      103,032     114,480

 Totals           1000         100%       72,000      648,000      720,000






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